UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K/A
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): September 27, 2006
Hines Real Estate Investment Trust, Inc.

(Exact Name of Registrant as Specified in Its Charter)
Maryland

(State or Other Jurisdiction of Incorporation)

000-50805	20-0138854

(Commission File Number)	(IRS Employer Identification No.)

2800 Post Oak Boulevard, Suite 5000, Houston, Texas	77056-6118

(Address of Principal Executive Offices)	(Zip Code)
(888) 220-6121

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 9.01 Financial Statements and Exhibits.
     On October 4, 2006, we filed a Report on Form 8-K with regard to the acquisition of an interest in LNR Warner Center I, II and III (“Warner Center”) by a subsidiary of Hines-Sumisei U.S. Core Office Fund, L.P. (the “Core Fund”). Warner Center consists of four five-story office buildings, one three-story office building and two parking structures located in Woodland Hills, California. We currently own an approximate 32.8% non-managing general partner interest in the Core Fund. In that Report on Form 8-K we undertook to file any financial statements required to be filed in connection with this acquisition pursuant to an amendment to the Report on Form 8-K no later than 75 calendar days after the acquisition.
     We have since determined that we are not required by Form 8-K to file any financial statements as result of this acquisition.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HINES REAL ESTATE INVESTMENT TRUST, INC.
November 28, 2006	By:	/s/ Frank R. Apollo
Frank R. Apollo
Chief Accounting Officer